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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         UNITED THERAPEUTICS CORPORATION
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             (Exact name of Registrant as Specified in its Charter)

                DELAWARE                                 52-1984749
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

1110 SPRING STREET, SILVER SPRING, MARYLAND                   20910
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(Address of principal executive offices)                    (zip code)

       TITLE OF EACH CLASS                       NAME OF EACH EXCHANGE ON WHICH
       TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED
       -------------------                       ------------------------------

              None                                            None
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       If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

       If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates:
333-76409 (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
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                                (TITLE OF CLASS)


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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            The description of the Common Stock, par value $.01 per share, of United Therapeutics Corporation (the "Registrant") set forth under the caption "Description of Capital Stock" and "Delaware Anti-Takeover Law and Certain Charter Provisions" in the Prospectus filed by the Registrant with the Securities and Exchange Commission on May 19, 1999, as part of its Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-76409) (the "Form S-1"), as amended from time to time, is hereby incorporated by reference in answer to this item.

ITEM 2.     EXHIBITS

            The following exhibits which have been filed as exhibits in the Form S-1 are hereby incorporated by reference as exhibits in answer to this item.

            1. Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 of the Form S-1).

            2.     Amended and Restated By-laws of the Registrant (filed as
Exhibit 3.2 of the Form S-1).







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                                   SIGNATURES

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNITED THERAPEUTICS CORPORATION
Date:  June 8, 1999

By:          /s/ Martine A. Rothblatt
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       Name: Martine A. Rothblatt
       Title: Chairman of the Board and Chief Executive Officer









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